       10.19.001

             TERMINATION OF INDEPENDENT CONTRACTOR AGREEMENT


        This Termination Agreement made effective the 1st day July, 1994 by and between INVESTORS INSURANCE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, with its executive office in Jacksonville, Florida (hereinafter referred to as "Corporation") and DONALD F. U. GOEBERT (hereinafter referred to as "Contractor").

        WHEREAS, the Corporation and the Contractor entered into an Independent Contractor Agreement dated December 31, 1991 which permits either party to terminate the Agreement with ninety (90) day written notice; and

        WHEREAS, the Corporation no longer desires to engage the services of Contractor; and

        WHEREAS, the Contractor no longer desires to render consulting and management services to the Corporation.

        NOW THEREFORE, in consideration of the promises and covenants hereinafter set forth, the parties hereto intending to be legally bound hereby agree as follows:

        The Independent contractor Agreement, dated December 31, 1991, shall be terminated effective at 12:00 midnight on June 30, 1994.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


Attest:                                     INVESTORS INSURANCE CORPORATION




Susan F. Powell, Secretary                  Melvin C. Parker, President







Witness                                     Donald F.U. Goebert, Contractor












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